Exhibit 27

           SOLICITED ON BEHALF OF ARIE GENGER AND BARNARD J. GOTTSTEIN

                            ESC MEDICAL SYSTEMS LTD.

                      NOTICE OF COMBINED EXTRAORDINARY AND
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                           To Be Held on June 23, 1999

Fellow Shareholders:

     You are invited to attend a combined Extraordinary and Annual General Meeting of Shareholders (the "Meeting") of ESC Medical Systems Ltd. (the "Company") to be held in the United States at the Inter-Continental Hotel, 111 East 48th Street, New York, New York on June 23, 1999. The Meeting will take place at 10:00 a.m. local time, subject to adjournment if no quorum is present.

The purpose of the Meeting is:

1. To elect the following persons to be members of the Board of Directors of the Company: Aharon Dovrat, Philip Friedman, Thomas Hardy, Darrell S. Rigel, M.D., S.A. Spencer, Mark H. Tabak and Professor Zehev Tadmor.

To vote "AGAINST" the following special resolution proposed by the Company:

2. To increase the Company's share capital by NIS 2,000,000 (from NIS 5,000,000 to NIS 7,000,000). The newly authorized share capital shall be divided into 20,000,000 Ordinary Shares, par value NIS 0.10, each by amending Section 4 of the Memorandum of Association of the Company and Articles of Association of the Company.

To vote "FOR" the following special resolution proposed by the Company:

3. To amend Article 68 of the Articles of Association of the Company to allow, in addition to the current provisions thereof, for indemnification of officers and directors under the terms of the Companies Law, 1999-5759 (the "Law") including the provisions of Section 260(b) of the Law.

To "ABSTAIN" on the following ordinary resolution proposed by the Company:

4. To reappoint Luboshitz, Kasierer & Co. as the Company's Independent Public Accountants for the current fiscal year and authorize the Board of Directors to fix their compensation.

                               Page 13 of 34 Pages

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To vote "AGAINST" the following ordinary resolutions proposed by the Company:

5. To approve the employment and termination protection agreements of two executive officers of the Company who are also directors and shareholders of the Company.

6.   To indemnify directors with respect to certain litigation.

To "ABSTAIN" on the following ordinary resolution proposed by the Company:

7. To report on the business of the Company for the year ended December 31, 1998 and to receive and consider the Auditors' Report, the Directors' Report and the Company's Consolidated Financial Statements for the year ended December 31, 1998.

And:

8. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Pursuant to the Company's Articles of Association, the Board of Directors shall set the date for determining the holders of record of Ordinary Shares entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the date of our mailing of proxy material, no such date has been set.

     Messrs. Genger and Gottstein believe that the shareholders of the Company should be represented as fully as possible at the Meeting and encourage your attendance. Whether or not you plan to be present, kindly complete, date and sign the enclosed proxy card exactly as your name appears on the envelope containing this Notice of the Meeting and mail it promptly so that your votes can be recorded. No postage is required if mailed in the United States. At any time before the Ordinary Shares subject to proxy are voted, the proxy is revocable by written notice to the persons named in the proxy accompanying this Notice of Meeting or by appearance at the Meeting as to matters noticed for vote at such Meeting and voting in person. Any notice of revocation and any later dated proxy filed with such persons will be forwarded to the Company. Messrs. Genger's and Gottstein's Proxy Statement is furnished herewith.

     Messrs. Genger and Gottstein have informed the Company that they will solicit proxy material and proxy cards on their behalf.

     Joint holders of Ordinary Shares should take note that, pursuant to Article 62 of the Articles of Association of the Company, the vote of the senior of joint holders of any share who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) of the shares. For this purpose seniority will be determined by the order in which the names stand in the Register of Members.


                               Page 14 of 34 Pages

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WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU CAN REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

     Any questions or requests for assistance or additional copies of this Open Letter to Shareholders, the Proxy, the Proxy Statement and any other related materials may be directed to the Information Agent at the address and telephone number set forth below. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning Mr. Genger's and Mr. Gottstein's proposal (the "Proposal").

                   The Information Agent for the Proposal is:

                                    MacKenzie
                                 Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                          (212) 929-5500 (Call Collect)
                                       or
                         Call Toll-free: (800) 322-2885






                               Page 15 of 34 Pages

                                   Sincerely,


Arie Genger                                         Barnard J. Gottstein

Trans-Resources, Inc.                               Barnard Jacob Gottstein TTEE


By: /s/ Arie Genger                               By:  /s/ Barnard J. Gottstein
   -------------------------------                     -------------------------
   Arie Genger                                         Barnard J. Gottstein
   Chairman of the Board                               Trustee

Haifa Chemical Holdings Ltd.


By: /s/ Arie Genger
   -------------------------------
   Arie Genger
   Authorized Signatory

TPR Investment Associates, Inc.


By: /s/ Arie Genger
   -------------------------------
   Arie Genger
   President

May 28, 1999

                               Page 16 of 34 Pages